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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement on Form S-8 previously filed by Peoples Ohio Financial Corporation on February 21, 2002 and October 31, 2002, of our report dated August 4, 2004 on the consolidated financial statements of Peoples Ohio Financial Corporation, as of June 30, 2004 and 2003 and for each of the years in the three year period ended June 30, 2004, which report and financial statements are contained in the Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

                                               /s/ BKD, LLP
                                               --------------------------
                                                   BKD, LLP

Cincinnati, Ohio
September 24, 2004